EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

I consent to the incorporation by reference in this Form S-1/A of my audit report dated September 27, 2014 relative to the financial statements of Go Public II, Inc. as of July 31, 2014 and the related statements of operations, stockholder deficit, and cash flows for the year then ended.

I also consent to the reference to the firm under the caption "Experts" in such Registration Statement.

RLB Certified Public Accountant PLLC

Saint Petersburg, FL

November 19, 2015